                                                                   EXHIBIT 10.19


                             DISTRIBUTION AGREEMENT


THIS AGREEMENT ("Agreement") is made and entered into this 22nd day of November, 1991 by and between Law Cypress Distributing (hereinafter "Distributor") and Xionics Inc., a Delaware corporation (hereinafter "Vendor").


                                    RECITALS

Vendor manufactures, produces and/or supplies microcomputer products, and desires to grant to Distributor the right to sell and distribute the products, as hereinafter defined, upon the terms and conditions set forth below.

Distributor is engaged in the sale and distribution of microcomputer products and desires to have the right to sell and distribute Vendor's products upon said terms and conditions.

In consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

     1. RECITALS. The recitals stated above are incorporated herein by reference.

     2.   Grant of Distribution Rights.

          2.1 Vendor hereby grants to Distributor, and Distributor accepts, the nonexclusive right to distribute in the United States all computer products listed on Exhibit A attached hereto (hereinafter "Product" or "Products") and made a part hereof, as amended from time to time by mutual written agreement.

          2.2 Vendor agrees to make available and to sell to Distributor such Product as Distributor shall order from Vendor at the prices and subject to the terms set forth in this Agreement. Vendor reserves the right at any time to change, modify or discontinue any Product, model, type or design furnished hereunder. In addition, Vendor reserves the right to change its published Dealer Quantity One Price for any Product at any time.

          2.3 Vendor may appoint other distributors to distribute its Products.

     3. TERM. The term of this Agreement shall be for a period of one (1) year, beginning on the date first above written. Thereafter, the Agreement shall be renewed for successive terms of one (1) year without further notice unless terminated sooner as provided under the provisions of the Agreement.

     4.   OBLIGATION OF VENDOR.

          4.1 Vendor shall use its best efforts to ship Product promptly after receipt of Distributor's written Purchase Order for Product, unless otherwise directed by Distributor, provided that the Purchase Order is within the forecast provided as per
                  Section 5.3 of this Agreement and provided Purchase Order is compatible with the criteria described in Section 5. 1 of this Agreement.

          4.2 At the time of initial order and from time to time Vendor shall provide at no charge a reasonable amount of sales literature, which amount shall be solely determined by Vendor.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)                PAGE 1

          4.3 For each Product shipment to Distributor, Vendor shall issue to Distributor an invoice showing Distributor's Purchase Order number and Product part number, description, price and any discount. At Distributor's request, Vendor shall provide Distributor with a current statement of account, listing all invoices outstanding and any payments made and credits given since the date of the previous statement, if any.

     5.   OBLIGATIONS OF DISTRIBUTOR.

          5.1 Distributor shall submit written Purchase Orders (which may be transmitted via facsimile) for all Products purchased under this Agreement fifteen (15) days prior to the earliest shipping date requested on that Purchase Order. Purchase Orders must specify Product model numbers, quantity ordered, shipping destination(s), shipping date(s) and preferred carrier (if any). All such Purchase Orders are subject to the terms and conditions set forth in this Agreement and in the attached Exhibit A. Any terms or conditions which add to or differ from the terms and conditions of this Agreement shall be invalid. Distributor agrees, subject to Vendors ability to supply Product(s), that Distributor will carry a sufficient inventory of Product(s) to provide immediate "off-the-shelf" delivery to Distributor's Customers, and that, upon request, Distributor will make available to Vendor its current Product inventory status.

          5.2 Distributor will handle all Product returns from its Customers and batch them for return to Vendor at regular intervals.

          5.3 Distributor agrees to provide to Vendor at a fixed date each month an inventory by Product by location and a non-binding 90-day forecast of purchases of Product.

          5.4 Distributor agrees to consistently devote its best efforts to market, sell, promote and otherwise encourage the purchase of Products by Customers. Distributor shall factually present Products in terms of function and performance, and conduct its business in a manner reflecting favorably upon Vendor's valuable good will and reputation. Distributor further agrees to display, demonstrate and market Products prominently and favorably in comparison with other competitive products.

          5.5 Distributor represents that it selects its Customers on the basis of their ability to promote, demonstrate, market, sell and support Product(s) they carry on a "face-to-face" basis to what would in most cases be end users. Distributor will use its best efforts to ensure that its Customers meet these criteria on a continuing basis in accordance with Distributor's standard agreements and business practices.

          5.6 Distributor will maintain sufficient facilities, personnel and demonstration units of Products so as to be able to effectively demonstrate Products. Distributor agrees to maintain Customer training expertise and adequate personnel and premises to facilitate such training. Distributor agrees to provide technical assistance on an ongoing basis to its Customers. Distributor agrees to make its best efforts to have one or more demonstration systems which include Vendor's Products in Distributor's principal office and in each of its regional offices. Distributor will make its facilities available for Product training and support, with the assistance of Vendor.

          5.7 Distributor will list Product in one or more of its catalogs, price books and/or price lists. Distributor further agrees to supply Vendor with its catalogs, price books and/or price lists upon each publication free of charge.

          5.8 Distributor will advertise and/or promote Products in a commercially reasonable manner and will transmit Product information and promotional materials to its customers.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)                PAGE 2



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          5.9     Distributor and Vendor will at the beginning of each quarter meet at a mutually agreeable time and location to discuss Distributor's efforts to market Vendor's Products during that quarter. Distributor further commits to provide to Vendor no less than ten (10) days prior to this meeting written marketing plans and corresponding budget information regarding marketing activities planned by Distributor. Such plans will contain sufficient detail to convey to Vendor how Distributor intends to increase sales of Vendor's Products to new and existing customers.

          5.10 Distributor will track and maintain records of each lead Vendor has provided to Distributor. Such records shall include the name(s) of Vendor personnel to whom the lead was assigned to contact the prospect, and a description of the current status of each lead. Distributor shall provide to Vendor a report containing this information monthly. Distributor shall provide the status of individual leads to Vendor upon demand. In the case of leads provided by Vendor and not otherwise available to Distributor, Distributor agrees not to promote in any way other manufacturers' products that directly compete with Vendor's Products.

          5.11 Distributor agrees to provide to Vendor sell-through data, including customer name, address and telephone number; Product type and serial number; and responsible salesperson's name for each Product within 10 days of the end of each month.

          5.12 Distributor will provide to Vendor within thirty (30) days of the effective date of this Agreement, and from time to time thereafter, a complete list of the personnel comprising Distributor's sales force, both at its main office and at each regional office. Distributor shall update this list within thirty (30) days each time there is a change in the number or location of sales offices or sales personnel. Each such list shall include the name, office address and office telephone number of each member of the sales force. Vendor shall have the right periodically to convey pertinent sales and product information directly, or by supplying materials to Distributor for distribution, to the entire sales force of Distributor.

     6.   PRICE AND TERMS.

          6.1 The net prices (excluding taxes, duties, freight charges and insurance) for Products sold by Vendor to Distributor shall be Vendor's Dealer Quantity One Price appearing in Vendor's published Dealer Price List in effect on the date Vendor receives Distributor's Purchase Order, less the discount(s) established for such Product(s) in Exhibit A of this Agreement. Vendor may change the Dealer Quantity One Price of any or all of its Products at any time; however, Vendor shall immediately notify Distributor in writing of any such change.

          6.2 In the event that Vendor increases its published Dealer Quantity One Price for any Product which Distributor is authorized to resell, only Purchase Orders previously accepted by Vendor or Purchase Orders received within thirty (30) days after the date of the price increase for shipment within forty-five (45) days after the date of the price increase will be accepted at the lower price. All other Purchase Orders will be subject to the price increase.

          6.3 In the event that Vendor decreases its published Dealer Quantity One Price for any Product which Distributor is authorized to resell, Vendor will apply "Price Protection" to any Purchase Order in process, and to any Product which is in Distributor's inventory at the time of the price decrease, with the following restrictions:

                   (i) Product(s) in Distributor's inventory must have been purchased directly from Vendor;


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                   (II)   Distributor must present a written request for credit
                          within thirty (30) days of the price decrease, including the serial numbers of the inventoried Product(s) affected; and

                   (iii) Distributor must be current in its account with Vendor, and current in providing sell-through data and inventory information at the time Price Protection is requested. Vendor reserves the right, at its option, to verify Price Protection claims and audit inventory at Distributor's site(s).

                   (iv) Once Vendor approves Price Protection, Distributor must submit a Purchase Order for Products with a dollar value equal to or greater than the price protection credit total. Under no circumstances will Vendor credit Distributor's account with a refund.

     7. SHIPPING. Vendor shall ship Product only pursuant to Purchase Orders received by Vendor. Product shall be shipped F.O.B. Vendor's warehouse, with risk of loss or damage as set forth in Standard Terms and Conditions, Exhibit B, Section 8, attached hereto. Further, Vendor's standard shipping and handling charges, as set forth in Standard Terms and Conditions, Exhibit B, Section 9, attached hereto and amended from time to time, shall apply to all Purchase Orders.

     8. CANCELLATIONS. Distributor may, without charge, cancel any Products on order, provided that Vendor receives written confirmation of such cancellation at least fifteen (15) days prior to the original scheduled shipment date. Orders already shipped, and orders placed for Products with an estimated shipment date of less than fifteen (15) days from the date of the initial order, shall be considered firm and non-cancellable.

     9.   PROMOTIONAL ACTIVITIES.

          9.1 Distributor may advertise and promote Product ("Promotional Activities") in a commercially reasonable manner and may use Vendor's trademarks, service marks and trade names in connection therewith; provided that Distributor shall submit the advertisement or promotion to Vendor for review and approval prior to the occurrence of the promotion, which approval shall not be unreasonably withheld or delayed. Vendor retains all rights, title and interest in its trade marks, and all use by Distributor of such trade marks inures to Vendors benefit.

          9.2 Vendor agrees to cooperate with Distributor in Promotional Activities and hereby grants Distributor a Cooperative Promotion Allowance ("CPA"). Vendor shall accrue the CPA at a rate of three percent (3%) of invoice amounts for Product purchased from Vendor and paid by Distributor, excluding shipping, handling, taxes and the like, and adjusted for credits.

          9.3 Distributor shall use the CPA for Promotional Activities such as, but not limited to, seminars, print advertising and direct mail, which prominently and positively feature Products. Use of the CPA for Promotional Activities shall be limited to Distributor's direct out-of-pocket costs, and must be agreed to in advance in writing by the CEO or Vice President of Marketing of Xionics Inc., which authorization shall not be unreasonably denied or delayed. Upon receipt of reasonable evidence of such expenditures, Vendor will debit the full amount of qualifying expenditures from the CPA accrued to date by Distributor, and Vendor will credit the same amount against future purchases of Product or sales materials from Vendor. In no event will credit issued by Vendor exceed the CPA amount accrued to date by Distributor.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)                PAGE 4


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          9.4     Vendor shall not be obligated to approve use by Distributor of
                  CPA for any Promotional Activities to which fewer than three
                  (3) companies, including Vendor and excluding Distributor, significantly contribute. Nor shall Vendor be obligated to approve Distributor use of CPA for any Promotional Activities in which products that compete with Vendor's Products are included.

          9.5 CPA credits must be used within six (6) months of accrual or be lost by Distributor. Upon termination of this Agreement for any reason, all remaining accrued CPA amounts shall revert to Vendor.

     10.  STOCK BALANCE.

          10.1 Distributor may return Products which Distributor has previously taken delivery of subject to acceptance by Vendor of a Stock Balance report which sets forth Product nominated for return, and provided that inventory is returned to Vendor freight prepaid within ten (10) days of Vendor's written acceptance of the Stock Balance Report.

          10.2 The following Stock Balance reporting dates and corresponding reporting periods must be observed.

                  Report Due:      Period When Product Nominated For Return
                                   Was Invoiced:

                  March 31         October 1 - December 31
                  June 30          January 1 - March 31
                  September 30     April 1 - June 30
                  December 31      July 1 - September 30

          10.3 Products must have been purchased directly from Vendor and must be in restockable and saleable condition, including their original Vendor packaging.

          10.4 Distributor will be credited for any amounts previously paid by Distributor for Products thus returned, less any CPA utilized or Price Protection or other credits previously received for such Product.

          10.5 Credit received for Stock Balance may only be applied by Distributor against a corresponding Purchase Order for immediate delivery of equal or greater value than the credit.

          10.6 The total value of such returns may not exceed ten percent (10%) of the total value of Products purchased during the prior six (6) months.

     11. DISCONTINUED PRODUCT. Distributor may return to Vendor Products in inventory which Vendor notifies Distributor that Vendor intends to remove or has removed from its published Dealer Price List (collectively "Discontinued Products") subject to the following:

          11.1 Distributor must return Discontinued Products freight prepaid to Vendor within fifteen (15) days after the earlier of: (i) the date on which Vendor notified Distributor that such Products have been removed from Vendor's published Dealer Price List; or (if) the date on which Vendor notified Distributor that Vendor intends to remove such Products from Vendor's published Dealer Price List.

          11.2 Discontinued Products must have been purchased directly from Vendor and be in restockable and saleable condition, including their original Vendor packaging.


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          11.3    Distributor will be credited for any amounts previously paid by Distributor for Discontinued Products thus returned, less any CPA utilized or Price Protection or other credits previously received for such Product.

          11.4 Credit received for Discontinued Products may only be applied by Distributor against a corresponding Purchase Order for immediate delivery of equal or greater value than the credit.

          11.5 The total value of such returns may not exceed twenty percent (20%) of the total value of Products purchased during the prior three (3) months.

     12. PRODUCT WARRANTIES. Vendor warrants its Products as set forth in Standard Terms and Conditions, Exhibits B, Section 5 attached hereto. Vendor has no obligation to provide loaner Products to Distributor while any Product is being repaired, either under warranty or out of warranty. Distributor may provide its customers with loaners; however, it shall do so entirely at its own expense. Vendor shall use its best efforts to repair and return Product within forty-five (45) days of receipt.

     13.  INDEMNITY.

          13.1 Vendor shall defend, indemnify, and hold Distributor harmless from and against any claims, demands, liabilities or expenses (including attorney's fees and costs) for any injury or damage, including, but not limited to, any personal or bodily injury or property damage, arising out of or resulting in any way from any defect in Products. This duty to indemnify Distributor shall be in addition to the warranty obligations of Vendor.

          13.2 Vendor shall indemnify and hold Distributor harmless from and against all damages and costs incurred by Distributor arising from the infringement of any U.S. or Canadian patents, copyrights or trademarks as set forth in Standard Terms and Conditions, Exhibit B, Section 6 attached hereto.

          13.3 In any event of indemnification, Distributor will give prompt notice of any claim to Vendor. Vendor will have sole authority to defend and settle claims. Distributor will cooperate fully with Vendor in helping it defend itself against such claim, provided Vendor reimburses Distributor for any reasonable expenses associated with such cooperation.

     14. REPRESENTATIONS AND WARRANTIES. Vendor warrants and represents that Products or their use do not infringe upon any patents, copyright or trademarks of others, and that there are not any suits or proceedings pending or threatened which allege that any Product or the use thereof infringes upon such patents, copyrights or trademarks. Vendor further warrants and represents that sales to Distributor of Product at the listed prices and/or discounts do not in any way constitute violations of federal, state or local laws ordinances, rules or regulations, including any anti-trust laws or trade regulations.

     15.  TERMINATION.

          15.1 Either party may terminate this Agreement, with or without cause, by giving thirty (30) days written notice to the other party. Both parties have considered the making of expenditures in preparing for performance under this Agreement, and losses possibly resulting to each in the event of its termination. As a result, neither party shall be responsible to the other for damages or otherwise by reason of such termination of this Agreement, except as explicitly provided for elsewhere in this Agreement.

          15.2 In the event that Vendor terminates this Agreement without cause, Vendor agrees to buy Distributor's inventory of Products subject to the following:


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                    (i)   Products must have been purchased directly from Vendor
                          and be in restockable and saleable condition, including their original Vendor packaging.

                    (ii) Vendor will not be obligated to buy back any Discontinued Product or any other Product received by Distributor as a result of a Purchase Order issued after the date on which Distributor was notified of termination of this Agreement.

                    (iii) Distributor must return eligible Products freight
                          prepaid on or before the date on which termination becomes effective.

                    (iv) Distributor most document, by providing with a copy o! Vendor Invoice, the price paid for each returned Product by serial number.

                    (v) Provided that the provisions of this Section 15.2 have been observed, and provided that Distributor is current in its account and with regard to providing inventory and sell-through data, Vendor shall calculate the total amount to owed to Distributor for returned Product. Vendor shall then apply such amounts as a credit against any outstanding invoices not yet paid by Distributor. Vendor shall then refund the balance to Distributor in equal parts on or before the 30th, 60th and 90th day after which Vendor received the returned Products.

          15.3 In the event Distributor materially breaches this Agreement or its obligations herein (e.g., including, without limitation, becomes delinquent in payment of its obligations, misrepresents Vendor's Products, fails to adequately support Vendor's Products, conducts its business in a fashion that damages Vendor's valuable good will and reputation, breaches the Confidential Information Agreement executed herewith) and such breach continues for twenty-one (21) days after written notice to Distributor, then Distributor agrees that Vendor may terminate this Agreement with cause.

          15.4 This Agreement shall immediately terminate if either party ceases conducting business in the normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under the Federal Bankruptcy Act or any other federal or state statute relating to insolvency or the protection of rights of creditors.

          15.5 Vendor may immediately terminate this Agreement with cause if Distributor is delinquent by more than ten (10) days beyond the approved credit terms applicable to any invoice.

          15.6 Upon termination with or without cause, Distributor must permit Vendor, at Vendor's sole option, to purchase all inventory of Product which Distributor has purchased and not yet sold. Such purchase shall be at Distributor's invoiced cost for such Product, less any CPA or other credits.

          15.7 Distributor warrants that on or before the effective date of termination of this Agreement all identifying signs, literature, logos or other evidence linking Distributor and Vendor shall be returned to Vendor or destroyed.

          15.8    The rights and remedies provided to the parties in this
                  Section 15 shall not be exclusive and are in addition to any other rights and remedies provided by this Agreement or by law or in equity.

          15.9 Distributor may terminate this Agreement if Vendor materially breaches its obligations herein and such breach continues for twenty-one (21) days after written notice of such breach to Vendor.


     16.  OTHER PROVISIONS.

          16.1 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Massachusetts.


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          16.2    Notices. All notices, requests, demands and other
                  communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered or two (2) days after mailing by U.S. certified or registered first-class mail, prepaid and addressed to the parties at the addresses set forth at the end of this Agreement or at such other addresses as the parties may designate by written notice.

          16.3 Attorney's Fees. In the event suit is commenced to enforce this Agreement or otherwise relating to this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred in connection therewith.

          16.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. However, this Agreement shall be of no force or effect until executed by both parties.

          16.5 Confidential Information. Neither party shall disclose to the other any information regarded as confidential information by the disclosing party or any third party. Any confidential disclosures shall be exclusively governed by a separate agreement. Notwithstanding the foregoing, any information revealed to Distributor regarding Vendors unreleased Product shall be considered confidential until such time as Vendor releases Product or releases information to the general marketplace.

          16.6 No lmplied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full rights to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken, construed or held to be a waiver of the provision itself or a waiver of any breach thereafter or any other provision hereof.

          16.7 Captions and Section Headings. Captions and section headings used herein are for convenience only, are not a part of this agreement, and shall not be used in construing it.

          16.8 Covenant of Further Cooperation. Each of the parties agrees to execute and deliver such further documents and to cooperate in such a manner as may be necessary to implement and give effect to the agreements contained herein.

          16.9 Binding on Heirs, Successors and Permitted Assigns. This Agreement shall be binding upon and shall inure to the benefit of each party, its successors and assigns. The permitted assigns shall be a parent company, wholly-owned subsidiary or any entity that merges with or acquires all of the assets or stock of the party.

          16.10 Severability. A judicial determination that any provision of this Agreement is invalid in whole or in part shall not affect the enforceability of those provisions found to be valid.

          16.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, superseding any and all previous proposals, representation or statements, oral or written. Any previous agreements between the parties pertaining to the subject matter of this Agreement are hereby expressed, canceled and terminated. The terms of the Agreement shall supersede the terms of any invoice or Purchase Order issued by either party. Any modifications of this Agreement must be in writing and signed by authorized representatives of both parties hereto.


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     16.  ARBITRATION. All disputes, questions, controversies, claims or damages arising between the parties hereto, or in relation to, or in connection with this Agreement, or for breach thereof shall finally be settled by arbitration pursuant to the rules of the American Arbitration Association by which each party hereto is bound. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be held solely in Boston, Massachusetts, U.S.A.

     17. LIMITATION OF LIABILITY. The standard warranty constitutes the sole and exclusive remedy against Vendor for the furnishing of nonconforming or defective goods and infringing goods. In no event, including if the goods are nonconforming, defective, infringing, delayed or not delivered, shall Vendor be liable for any special, contingent, incidental, indirect or consequential damages, even if Vendor has been advised of the possibility of such damage, whether under a contract, tort, property or other legal theory. Such damages for which Vendor is not responsible, include but are not limited to, anticipated profits, labor expended, delays, loss of use and good will.

     18. PARTIES EXECUTING. The parties executing this Agreement warrant that they have the requisite authority to do so.


IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

DISTRIBUTOR:                            VENDOR:


LAW CYPRESS DISTRIBUTING CO.*           Xionics Inc.
- ----------------------------------      Two Corporation Way
                                        Peabody, MA 01960
560 LINCOLN AVE.
- ----------------------------------

SAN JOSE, CA, 95126
- ----------------------------------


By: /s/ David E. Law                       By: /s/ Brian R. Bissett
   -------------------------------         -------------------------------------

Name: David E. Law                      Name: Brian R. Bissett
      ----------------------------            ----------------------------------

Title: President/CEO                    Title: Director of Marketing
       ---------------------------             ---------------------------------

Date: November 22, 1991                 Date: December 6, 1991
      ----------------------------            ----------------------------------


* Must be President, duly authorized Vice President or Partner.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)                PAGE 9



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                                    EXHIBIT A


        PRODUCTS FOR SALE BY DISTRIBUTOR AND DISCOUNT SCHEDULE


     1. Classes of Products. For purposes of discounting under this Agreement, Vendor's Products are grouped into three classes. In some instances products listed below may not yet be available for purchase by
          Distributor:

           (i)  LIGHTNING CLASS PRODUCTS consist of the following:

                XIP-BL    Lightning/Prime Image Accelerator Card for AT (with 0 MB)
                XIP-DL    Lightning/Prime Image Accelerator Card for MCA (with 0 MB)
                XIP-BSP   Lightning/Plus Image Accelerator Card for AT (with 0 MB)
                XIP-TSP   Lightning/Plus Image Accelerator Card for MCA (with 0 MB)
                XIP-LFC   Lightning/Plus Kit for Fujitsu Scanner and Canon/HP Printer

          (ii)  STANDARD CLASS PRODUCTS consist of the following:

                XIP-B2    Mark II Image Accelerator Card with 2 MB for AT
                XIP-B4    Mark II Image Accelerator Card with 4 MB for AT
                XIP-D2    Mark II Image Accelerator Card with 2 MB for MCA
                XIP-D4    Mark II Image Accelerator Card with 4 MB for MCA
                XIP-BT4   Turbo Image Accelerator Card with 4 MB for AT
                XIP-BT8   Turbo Image Accelerator Card with 8 MB for AT
                XIP-DT4   Turbo Image Accelerator Card with 4 MB for MCA

         (iii)  MEZZANINE CLASS PRODUCTS consist of the following:

                XIM-FC2   Kit for Fujitsu M309x Scanner & Canon LBP-8-11 or HP Series II/111 Printer
                XIM-FC3   Kit for Fujitsu M309x Scanner & Canon LBP-8-111 Printer
                XIM-FF73  Kit for Fujitsu M309x Scanner & Fujitsu RX7300 Printer
                XIM-TF73  Kit for TDC 2600/2610 Scanner & Fujitsu RX7300 Printer
                XIM-BF73  Kit for Bell & Howell Copiscan II Scanner & Fujitsu RX7300 Printer
                XIM-FF74  Kit for Fujitsu M309x Scanner & Fujitsu RX7400 Printer
                XIM-TF74  Kit for TDC 2600/2610 Scanner & Fujitsu RX7400 Printer
                XIM-BF74  Kit for Bell & Howell Copiscan II Scanner & Fujitsu RX7400 Printer
                XIM-Z4    4 MB Add-On Memory for Mark II Card
                XIM-Z8    8 MB Add-On Memory for Mark II Card
                XIM-ZT4   4 MB Add-On Memory for Turbo Card
                XIM-ZT8   8 MB Add-On Memory for Turbo Card
                XIM-ZT16  16 MB Add-On Memory for Turbo Card

     2. EXCLUDED PRODUCTS AND ITEMS. The following products and items are specifically excluded from this Agreement:

               (i)  Application development software.
              (ii)  Image accelerator software.
             (iii)  Kits including both hardware and software.

          Purchase of any of these items by Purchaser shall be at Vendor' published dealer prices or at some other price mutually agreed upon by Vendor and Purchaser.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)              PAGE A-1

     3. DISTRIBUTOR DISCOUNT PERCENTAGES. The Discount Percentage for Standard and Mezzanine Class Product shall be NINETEEN PERCENT (19%) off Vendors published Dealer Quantity One Price. The Discount Percentage for Lightning Class Product shall be SIXTEEN PERCENT (16%) off Vendors published Dealer Quantity One Price. These Discount Percentages shall be subject to the restrictions set forth below.

     4. APPLICATION OF DISTRIBUTOR DISCOUNT PERCENTAGES TO DISTRIBUTOR ORDERS. The above Discount Percentages shall apply to all orders in which the number of Standard Class Product is greater than or equal to the number of Mezzanine Class Product. Vendor will not accept orders in which the number of Mezzanine Class Product exceeds the number of Standard Class Product, or which combine Mezzanine Class Product and Lightning Class Product. For all orders of only Mezzanine Class Product, the Discount Percentage shall be nine percent (9%) off Vendors published Dealer Quantity One Price. For all orders of Cables, Mezzanines or Transceivers, the Discount Percentage shall be NINE PERCENT (9%) off Vendors published Component Price List.

     5. MINIMUM ORDER QUANTITIES. Each Purchase Order issued by Distributor shall be for no less than ten (10) Standard Class Products, Lightning Class Products or a combination thereof. Mezzanine Class Products shall not be counted toward fulfillment of Distributor's Minimum Order Quantity on a given Purchase Order. Each Purchase Order may have no more than three (3) separate shipping destinations for delivery of Products. In no event will Vendor accept Purchase Orders specifying direct shipment of Product to Distributor's Customer or to any location other than that of Distributor.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)              PAGE A-2

                                    EXHIBIT B


                      STANDARD TERMS AND CONDITIONS OF SALE


     1. CONTROLLING DOCUMENT. The acceptance of Distributor's Purchase Order is expressly made conditional on Distributor's consent to the terms and conditions set forth herein. Vendor agrees to furnish the goods covered thereby upon these terms and conditions.

     2. PRICES AND TAXES. Prices shown are for delivery of goods F.O.B. Vendor's warehouse. Any manufacturer's sales, use or excise tax, or customs or inspection fee shall be paid by Distributor. In the event Vendor is required to pay any such tax, fee or charge, Distributor shall within ten (10) business days reimburse Vendor thereof.

     3. DELIVERY AND DELAY. Delivery of goods to a carrier at Vendor's plant or other loading point shall constitute delivery to Distributor. All risk of loss or damage of products in transit are borne by Distributor. Any partial deliveries shall be separately invoiced and paid for when due per invoice without regard to following deliveries. Claims for shortages or errors in delivery must be made in writing to Vendor within ten (10) days after receipt of shipment. Vendor shall not be liable for any loss or damage as a result of any delay due to any cause beyond Vendor's direct reasonable control.

     4. INSPECTION. Distributor shall examine all goods promptly upon receipt thereof. Within ten (10) days of such receipt, Distributor shall notify Vendor in writing of all claimed shortages and defects and, if a rejection is intended, a specification of the grounds thereof. Otherwise, the goods will be deemed accepted as of the date of shipment.

     5. LIMITED WARRANTY. Vendor warrants articles of its manufacture (excluding computer cables), used under normal operating conditions against defective materials or workmanship for the shorter of (i) twelve (12) months from the sale of Product by Distributor, or (ii) fifteen (15) months from the date of shipment from Vendor to Distributor. If Distributor has not provided Vendor with sell through information to enable Vendor to determine date of sale, warranty will be deemed to be three (3) months from date of shipment from Vendor to Distributor. The liability of Vendor under this warranty is limited, at Vendor's option, solely to repair or replace with equivalent articles, or to provide an appropriate, credit adjustment not to exceed the sale price to Distributor, provided that the defective articles are returned to Vendor, transportation charges prepaid, and Vendor's examination of such article discloses to its satisfaction that defects were not caused by negligence, misuse, improper installation, accident or unauthorized repair or alteration. Warranty claims will only be honored if vendor is promptly notified in writing of the details of the claim and Vendor has issued a Return Materials Authorization (RMA) number to Distributor.

          THIS WARRANTY IS EXPRESSLY IN LIEU OF AND VENDOR HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON VENDOR'S PART RELATING TO ANY ALLEGEDLY DEFECTIVE PRODUCT, AND VENDOR NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR VENDOR ANY OTHER LIABILITIES.

          Out of warranty Product may be returned to Vendor for repair, provided that Distributor requests and is issued a Return Material Authorization (RMA) number and provides Vendor with a Purchase Order to cover the repair charges. Both inbound and outbound freight charges for nonwarranty repairs will be paid by Distributor. Non-warranty repairs will be made at a specified repair rate to be agreed in writing by both parties from time to lime. Distributor will be notified by Vendor if the Product is determined non-repairable and request disposition from Distributor at that time.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)              PAGE B-1

     6. INFRINGEMENT CLAIMS. Vendor shall indemnify and hold Distributor harmless with respect to all liabilities, losses, costs and expenses including reasonable attorney's lees in connection with claims resulting from any third party claim made against Distributor for the infringement of United Stales patents, copyrights, mass works or other proprietary rights by goods Distributor hereunder, except if the claimed infringement has resulted from Vendor's compliance with Distributor's designs, specifications, and instructions, provided that Distributor notifies Vendor in writing of the claim of infringement within thirty (30) days of Distributor's notice thereof. Vendor shall have the option at any time to modify any goods sold hereunder to avoid allegations of infringement provided such modification does not materially affect performance hereunder.

     7. GOVERNMENT CONTRACTS. If any Purchase Order indicates that the purchase is being made for use under a U.S. Government Contract, only those terms and conditions which are made mandatory by federal statute or regulation for inclusion in fixed price supply subcontracts covering standard commercial proprietary items sold to the public shall be deemed incorporated herein by reference. Vendor retains the sole right to accept or reject such Purchase Orders.

     8. TERMS AND METHOD OF PAYMENT. Where Vendor has extended credit to Distributor, the terms of payment shall be normal net thirty (30) days from date of invoice. The amount of credit, if any, may be changed or credit may be withdrawn by Vendor at any time. On any order on which credit is not extended by Vendor, shipment or delivery shall be made at Vendors election, Cash with Order or C.O.D. delivered via Federal Express. Payments delinquent more than 30 days beyond the approved credit terms on any invoice shall be subject to a carrying charge of one and one-half percent (1.5%) per month starting from the date the invoice was due or, if lesser, the maximum amount permitted by law. Distributor shall reimburse Vendor for any and all costs incurred by Vendor to collect amounts owed to Vendor by Distributor.

     9. SECURITY INTEREST. Vendor shall retain and is hereby granted a purchase money security interest in the goods delivered hereunder and in the proceeds from the sale or disposition thereof, until Distributor has made payment in full for such goods. Distributor shall, upon request by Vendor, execute all documents (such as UCC-1 Financing Statements) necessary to perfect such security interest. Vendor has the right, upon demand, to repossess goods delivered hereunder if Distributor fails to make timely payment.

     10. SHIPPING AND HANDLING. Distributor may select from any of the normal shipping modes offered by United Parcel Service ("UPS") or Federal Express ("FedEx") for delivery of any Product. Unless otherwise requested by Distributor, all shipment of Product by Vendor will be made via UPS Ground. Vendor will invoice Distributor for shipping costs incurred by the common carrier. Vendor will add, at its sole discretion, a $50.00 expediting fee for each shipment requested by Distributor to occur before the fifteenth day after receipt of the Purchase Order resulting in such shipment. Vendor reserves the light to change its charges for shipping and handling from time to time without prior notice.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)              PAGE B-2

IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

DISTRIBUTOR:                            VENDOR:


LAW CYPRESS DISTRIBUTING CO.*           Xionics Inc.
- ----------------------------------      Two Corporation Way
                                        Peabody, MA 01960
560 LINCOLN AVE.
- ----------------------------------

SAN JOSE, CA, 95126
- ----------------------------------


By: /s/ David E. Law                       By: /s/ Brian R. Bissett
   -------------------------------         -------------------------------------

Name: David E. Law                      Name: Brian R. Bissett
      ----------------------------            ----------------------------------

Title: President/CEO                    Title: Director of Marketing
       ---------------------------             ---------------------------------

Date: November 22, 1991                 Date: December 6, 1991
      ----------------------------            ----------------------------------



DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)              PAGE B-3

                                    EXHIBIT C


                       CONFIDENTIAL INFORMATION AGREEMENT


This Confidential Information Agreement ("Agreement") is entered into by and between Xionics Inc., a Delaware corporation ("Vendor") and ,
Law Cypress Distributing Co.                           ("Distributor").
- -------------------------------------------------------

     1. CONFIDENTIAL INFORMATION. "Confidential Information" includes all information disclosed by Vendor to Distributor (i) in writing which is clearly labeled 'Confidential" or (ii) orally if designated confidential at the time of disclosure.

     2. USE BY VENDOR, COMBINATION, AND RESULTS AS CONFIDENTIAL INFORMATION. Distributor agrees that although certain information, data or technology may be generally known in the relevant industry, the fact that Vendor uses the same, and how Vendor uses the same, may not be so known and therefore may constitute Confidential Information.

     3. NONDISCLOSURE. Distributor agrees not to disclose to a third party, duplicate or use any Confidential Information of Vendor during the term of the Distribution Agreement and for a period of one (1) year from the date of termination of the Distribution Agreement without the prior consent of Vendor.

     4. AUTHORIZED USE OF CONFIDENTIAL INFORMATION BY DISTRIBUTOR. Distributor shall use the Confidential Information solely for reference and/or use for resale of Products purchased under the Distribution Agreement between the parties. Distributor shall not use Confidential Information for any other purpose, except as authorized in writing by Vendor.

     5. DISPOSITION OF CONFIDENTIAL INFORMATION. Distributor agrees to return or dispose of all materials, including copies thereof, containing Confidential Information of Vendor as directed by Vendor upon Vendors written request.

     6. NO LICENSE GRANTED. The Confidential Information shall remain the exclusive property of Vendor. Nothing contained in this Agreement shall be construed as granting a license under any patent, trademark, copyright or any other proprietary right to any Confidential Information disclosed pursuant to this Agreement. Any breach of this Confidential Information Agreement shall be deemed a material breach of the Distribution Agreement, as described in Section 15 of the Distribution Agreement.


DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)              PAGE C-1

IN WITNESS WHEREOF, the parties hereunto have executed this Agreement.

DISTRIBUTOR:                            VENDOR:


LAW CYPRESS DISTRIBUTING CO.*           Xionics Inc.
- ----------------------------------      Two Corporation Way
                                        Peabody, MA 01960
560 LINCOLN AVE.
- ----------------------------------

SAN JOSE, CA, 95126
- ----------------------------------


By: /s/ David E. Law                       By: /s/ Brian R. Bissett
   -------------------------------         -------------------------------------

Name: David E. Law                      Name: Brian R. Bissett
      ----------------------------            ----------------------------------

Title: President/CEO                    Title: Director of Marketing
       ---------------------------             ---------------------------------

Date: November 22, 1991                 Date: December 6, 1991
      ----------------------------            ----------------------------------




DISTRIBUTION AGREEMENT (LAW CYPRESS DISTRIBUTING 11/20/91)              PAGE C-2

- --------------------------------------------------------------------------------
XIONICS
- --------------------------------------------------------------------------------

DEALER PRICE LIST


- ----------------------------------------------------------------------------------------------------------------------
     PRODUCT #    PRODUCT DESCRIPTION                                                                           QTY. 1

     IMAGE ACCELERATOR CARDS

     XIP-BL       Lighting/Price Image Accelerator Card (AT Bus, 0MB)                                              695
     XIP-B2       Mark II Image Accelerator Card (AT Bus, 2MB)                                                   2,250
     XIP-B4       Mark II Image Accelerator Card (AT  Bus, 4 MB)                                                 2,950
     XIP-D2       Mark II Image Accelerator Card (MCA Bus, 2 MB)                                                 2,500
     XIP-D4       Mark II Image Accelerator Card (MCA Bus, 4 M8)                                                 3,200
     XIP-BT4      Turbo Image Accelerator Card (AT Bus, 4 MB)                                                    3,350
     XIP-BT8      Turbo Image Accelerator Card (AT Bus, 8 MB)                                                    4,450

     SCANNER/PRINTER MEZZANINE NITS FOR ACCELERATOR CARDS

     XIM-FC2      For Fujitsu M309x Scanner and Canon LBP.-8-II or HP series II/IIIPrinter                         400
     XIM-FC3      For Fujitsu M309x Scanner and Canon LEP-8-III Printer                                            400
     XIM-FF73     For Fujitsu M309x Scanner and Fujitsu RX7300 Printer                                             550
     XIM-TF73     For TDC 2600/2610 Scanner and Fujitsu RX7300 Printer                                             550
     XIM-FF73     For Bell & Howell 2137/3338/6338 Scanner and Fujitsu RX7300 Printer                              550
     XIM-FF73     For Fujitsu M309x Scanner and Fujitsu VM2200 Printer                                             550
     XIM-TF73     For TDC 2600 & 2610 Scanner and Fujitsu VM2200 Printer                                           550
     XIM-FF73     For Bell & Howell 2137, 3338 & 6338 Scanner and Fujitsu VM2200 Printer                           550

     MEMORY MEZZANINES FOR ACCELERATOR CARDS

     XIM-Z4       4 MB Add-On Memory for Mark II Card (AT or MCA Bus)                                            1,300
     XIM-Z8       8 MB Add-On Memory for Mark II Card (AT or MCA Bus)                                            2,900
     XIM-ZT4      4 MB Add-On Memory for Turbo Card (AT Bus)                                                     1,200
     XIM-ZT8      8 MB Add-On Memory for Turbo Card (AT Bus)                                                     2,000
     XIM-ZT16     16 MB Add-On Memory for Turbo Card (AT Bus)                                                    3,600

     IMAGE ACCELERATOR SOFTWARE                                                                   Q10     Q50     Q250

     XIP-S        ImageSpeed Image Accelerator Software Engine License                          3,000   5,000   10,000

     APPLICATION DEVELOPMENT SOFTWARE                                                                 ONE-TIME LICENSE

     X-ISL        ImageSoft "C" Libraries License for DOS, Windows and 0S/2 (requires purchase of X-TS1)         1,495

     TECHNICAL SUPPORT                                                                                        PER YEAR

     X-TS1        Technical Support, Bulletin Board and Software Upgrade Program (required with purchase of X-ISL) 995
     X-TS2        Bulletin Board and Software Upgrade Program (available only as a renewal to X-TS1)               595
- ----------------------------------------------------------------------------------------------------------------------

All prices are F.O.B. Peabody, MA and subject to change without prior notice. Volume discounts available under Volume Purchase Agreement.



                                                             XIONICS INC.
                                   TWO CORPORATION WAY, PEABODY, MA 01960 [LOGO]
(REV. 11/18/91)                       TEL: 508-531-6666; FAX 508-531-6669